Exhibit 99.3
TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
     The following unaudited pro forma combined financial information gives effect to the acquisition by Trico Marine Services, Inc. and its subsidiaries (collectively “Trico” or “the Company”) of Active Subsea ASA (“Active Subsea”) on November 23, 2007, the acquisition or agreement to acquire an approximate 52% interest in DeepOcean ASA (“Deep Ocean”) on May 16, 2008, open market purchases of DeepOcean shares for an additional 2% interest during the period of May 17, 2008 through the commencement of the mandatory tender offer (the “tender offer”), the tender offer to acquire the remaining 46% interest in DeepOcean, which commenced on May 30, 2008, and the related financings of the acquisitions.
     The Company acquired Active Subsea for $247.6 million using available cash to fund the transaction. The Company acquired approximately 52% of DeepOcean for $370.3 million. In connection with this acquisition, Trico issued $300 million (approximately $287 million net of fees which were paid following the commencement of the tender offer) of 6.5% Senior Convertible Debentures (“convertible debentures”). To fund the transaction, the Company used its available cash, including borrowings under its existing revolving credit facilities and a portion of the proceeds from its convertible debentures, and the issuance of common equity instruments to certain of DeepOcean’s shareholders (see further details below). Trico subsequently acquired an additional 5.75% interest in DeepOcean through the purchase of DeepOcean shares on the open market at 32 NOK per share in cash. The total cost of these open market purchases was $42.3 million and was funded using available cash. On May 30, 2008, Trico initiated a tender offer to acquire the remaining approximate 46% interest in DeepOcean with an estimated acquisition cost of approximately $300 million. Pursuant to its terms, the mandatory offer is scheduled to close on June 30, 2008. On June 13, 2008, Trico Shipping entered into an agreement with DOF ASA to purchase approximately 32.6% of the outstanding shares of DeepOcean at a price of NOK 32 per share. As a result of these purchases, Trico Shipping has acquired or agreed to acquire 90.35% of the outstanding shares of DeepOcean. Because Trico Shipping owns in excess of 90% of DeepOcean’s outstanding shares, Trico Shipping has the right, under Norwegian law, to complete a compulsory acquisition of the remaining shares it does not own at NOK 32 per share in cash, which Trico Shipping intends to do. The total acquisition cost for 100% of DeepOcean is expected to approximate $680-690 million. The Company intends to fund the costs of its tender offer and the purchase from DOF through its available cash on hand, including the remaining $110.6 million of proceeds from the issuance of the convertible debentures, and additional borrowings under its existing lines of credit.
     The following unaudited pro forma combined statements and accompanying notes of Trico as of and for the three months ended March 31, 2008 and for the year ended December 31, 2007 (“the Pro Forma Statements”), which have been prepared by the Company’s management, are derived from (a) the audited consolidated financial statements of the Company for the year ended December 31, 2007 included in its Annual Report on Form 10-K; (b) the unaudited consolidated financial statements of the Company as of and for the three months ended March 31, 2008 included in its related Quarterly Report on Form 10-Q; (c) the unaudited consolidated balance sheet and income statement of DeepOcean as of and for the three months ended at March 31, 2008 and DeepOcean’s audited consolidated income statement for the year ended December 31, 2007 included elsewhere in this Form 8-K/A; and (d) the unaudited statement of operations for Active Subsea for the nine-month period ended September 30, 2007 included in the Form 8-K/A dated February 5, 2008.
     The unaudited pro forma combined balance sheet as of March 31, 2008 gives pro forma effect to the following transactions as if they each occurred on March 31, 2008:
•	the issuance of $300 million in convertible debentures due May 15, 2028;

•	the purchase of an approximate 52% interest in DeepOcean with $188.7 million in partial proceeds from the convertible debentures, the issuance of $55.5 million in Trico common equity instruments to certain of the DeepOcean shareholders and the use of $25.4 million of available cash and $100.7 million of borrowings under the Company’s existing revolving lines of credit;

•	the acquisition of an additional 5.75% interest in DeepOcean through purchases of shares on the open market for approximately $42.3 million using available cash on hand; and

•	a tender offer to acquire the remaining approximate 46% interest in DeepOcean commenced on May 30, 2008, and the acquisition of an additional 32.6% of the outstanding shares of DeepOcean pursuant to a share purchase agreement with DOF for approximately $217.2 million. Trico expects to fund the tender offer and Trico Shipping’s purchase of DeepOcean shares from DOF by using the $110.6 million in remaining proceeds from convertible debentures, $124.1 million of additional borrowings under Trico’s existing lines of credit and $64.8 million of available cash.
     The unaudited pro forma combined statements of operations for the year ended December 31, 2007 and for the three months ended March 31, 2008 give pro forma effect to the above transactions as if they occurred on January 1, 2007. In addition, the unaudited pro forma combined statement of operations for the year ended

December 31, 2007 gives pro forma effect to the acquisition of Active Subsea ASA on November 23, 2007 as if it had occurred on January 1, 2007.
     The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what the Company’s financial position or results of operations would have been had the acquisitions of Active Subsea and DeepOcean occurred on the dates indicated or the financial position or results of operations for any future date or period. The Pro Forma Statements do not give effect to any cost savings or incremental costs that may result from the integration of Trico, Active Subsea and DeepOcean.
     The Pro Forma Statements, including the related adjustments that are described in the accompanying notes, are based on available information and certain assumptions the Company believes are reasonable in connection with the transactions. These assumptions are subject to change.
     The Pro Forma Statements include adjustments to the historical DeepOcean balance sheet as of March 31, 2008, statement of income for the three-month period ended March 31, 2008 and the statement of income for the year ended December 31, 2007 prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”) to present adjusted historical financial information of DeepOcean in accordance with generally accepted accounting principles in the United States and Trico accounting policies.
     The purchase price for Active Subsea has been finalized. The purchase price for DeepOcean is preliminary and subject to change. The allocation of DeepOcean’s purchase price to the acquired assets and liabilities in the Pro Forma Statements is based on management’s preliminary estimates. Such allocations will be finalized based on valuations and other studies performed under the direction of management. As a result, the final adjusted purchase price and purchase price allocations will differ, possibly materially, from that presented in the accompanying unaudited pro forma combined balance sheet.
     The Pro Forma Statements should be read in connection with the (a) the historical consolidated financial statements and accompanying notes which are set forth in Trico’s Annual Report on Form 10-K for the year ended December 31, 2007 and in Trico’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008, (b) the audited consolidated financial statements of Active Subsea as of December 31, 2006 and for the period December 1, 2006 (date of inception) through December 31, 2006 and the unaudited condensed consolidated financial statements of Active Subsea as of September 30, 2007 and for the nine months ended September 30, 2007 and the cumulative period December 1, 2006 through September 30, 2007 included in the Form 8-K/A filed on February 5, 2008 and (c) the audited consolidated financial statements of DeepOcean as of December 31, 2007 and 2006 and for the years ended December 31, 2007, 2006 and 2005 and its unaudited consolidated financial statements for the three months ended March 31, 2008 and 2007 included elsewhere in this Form 8-K/A.

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Balance Sheet
as of March 31, 2008
(Dollars in thousands, except share and per share amounts)

					Pro Forma (1)			Pro Forma (1)
	Historical	Adjusted	DeepOcean 54%		Trico Marine	DeepOcean 46%		Trico Marine
	Trico Marine	Historical	Acquisition and		Services, Inc. with	Acquisition and		Services, Inc. with
	Services, Inc.	DeepOcean (2)	Financing (3)		54% DeepOcean	Financing (3)		100% DeepOcean
ASSETS
Current Assets:
Cash and cash equivalents	$143,153	$24,877	$68,630	(a)	$236,660	$(175,390	) (o)	$61,270
Accounts receivable, net	53,298	89,057	—		142,355	—		142,355
Prepaid expenses and other current assets	8,158	60,967	(276	) (b)	68,849	—		68,849

Total current assets	204,609	174,901	68,354		447,864	(175,390)		272,474

Property and equipment	601,713	388,029	47,249	(c)	1,036,991	58,493	(c)	1,095,484
Less accumulated depreciation and amortization	(80,744)	(104,958)	4,187	(d)	(181,515)	—		(181,515)

Net property and equipment	520,969	283,071	51,436		855,476	58,493		913,969
Goodwill and other indefinite-lived intangible assets	—	113,278	171,161	(e)	284,439	115,306	(e)	399,745
Other intangible assets	—	17,845	31,404	(f)	49,249	26,751	(f)	76,000
Other assets	16,923	9,059	16,265	(g)	42,247	—		42,247

Total assets	$742,501	$598,154	$338,620		$1,679,275	$25,160		$1,704,435

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term and current maturities of debt	$5,258	$71,465	$74,162	(h)	$150,885	$—		$150,885
Accounts payable	12,742	37,392	—		50,134	—		50,134
Accrued expenses	19,475	34,728	26,165	(i)	80,368	3,250	(p)	83,618
Other accrued liabilities	9,237	5,752	—		14,989	—		14,989

Total current liabilities	46,712	149,337	100,327		296,376	3,250		299,626

Long-term debt, including premium	167,273	206,607	326,498	(j)	700,378	124,110	(q)	824,488
Foreign taxes payable	68,966	—	—		68,966	—		68,966
Deferred income taxes	—	12,291	(12,291	) (k)	—	—		—
Other liabilities	4,482	1,942	—		6,424	—		6,424

Total liabilities	287,433	370,177	414,534		1,072,144	127,360		1,199,504

Noncontrolling interest	12,651	5,804	102,200	(l)	120,655	(102,200	) (r)	18,455

Stockholders’ equity:
Common stock	155	8,656	(8,640	) (m)	171	—		171
Other stockholders’ equity	442,262	213,517	(169,474	) (n)	486,305	—		486,305

Total stockholders’ equity	442,417	222,173	(178,114)		486,476	—		486,476

Total liabilities, noncontrolling interest and stockholder’s equity	$742,501	$598,154	$338,620		$1,679,275	$25,160		$1,704,435

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
for the three-month period ended March 31, 2008
(Dollars in thousands, except share and per share amounts)

					Pro Forma (1)			Pro Forma (1)
	Historical	Adjusted	DeepOcean 54%		Trico Marine	DeepOcean 46%		Trico Marine
	Trico Marine	Historical	Acquisition and		Services, Inc. with	Acquisition and		Services, Inc. with
	Services, Inc.	DeepOcean (2)	Financing (3)		54% DeepOcean	Financing (3)		100% DeepOcean

Revenues	$59,175	$85,659	$—		$144,834	$—		$144,834

Direct vessel operating expenses and other	32,994	67,685	2,019	(a)	102,698	—		102,698
General and administrative	10,767	4,395	—		15,162	—		15,162
Depreciation and amortization expense	6,747	7,702	3,525	(b)	17,974	—		17,974
Gain on sales of assets	(2,837)	—	—		(2,837)	—		(2,837)

Total operating expenses	47,671	79,782	5,544		132,997	—		132,997

Operating income	11,504	5,877	(5,544)		11,837	—		11,837
Interest expense, net of amounts capitalized	—	(4,601)	(5,989	) (c)	(10,590)	(1,373	) (g)	(11,963)
Amortization of deferred financing costs	(223)	—	(653	) (d)	(876)	—		(876)
Foreign exchange gain (loss)	1,267	464	—		1,731	—		1,731
Interest income	1,578	371	—		1,949	—		1,949
Other income (loss), net	(100)	(87)	—		(187)	—		(187)

Income before income taxes	14,026	2,024	(12,186)		3,864	(1,373)		2,491
Income tax expense (benefit)	2,284	202	(436	) (e)	2,050	—	(h)	2,050

Income from continuing operations	11,742	1,822	(11,750)		1,814	(1,373)		441

Noncontrolling interest in (income) loss of consolidated subsidiary	(841)	—	1,512	(f)	671	(942	) (i)	(271)

Net income	$10,901	$1,822	$(10,238)		$2,485	$(2,315)		$170

Earnings per share from continuing operations:
Basic	$0.76				$0.17			$0.01

Diluted	$0.73				$0.15			$0.01

Average common shares outstanding:
Basic	14,411		—	(j)	14,411	—		14,411

Diluted	14,919		1,582	(j)	16,501	—		16,501

TRICO MARINE SERVICES, INC. AND SUBSIDIARIES
Unaudited Pro Forma Condensed Combined Statement of Operations
for the year ended December 31, 2007
(Dollars in thousands, except share and per share amounts)

						Pro Forma (1)			Pro Forma (1)
	Historical	Adjusted	Adjusted	DeepOcean 54%		Trico Marine	DeepOcean 46%		Trico Marine
	Trico Marine	Historical	Historical	Acquisition and		Services, Inc. with	Acquisition and		Services, Inc. with
	Services, Inc.	Active Subsea (4)	DeepOcean (2)	Financing (3)		54% DeepOcean	Financing (3)		100% DeepOcean
Revenues	$256,108	$—	$330,549	$—		$586,657	$—		$586,657

Direct vessel operating expenses and other	127,128	—	161,334	3,646	(a)	292,108	—		292,108
General and administrative	40,760	35,884	100,251	—		176,895	—		176,895
Depreciation and amortization expense	24,371	—	32,219	14,360	(b)	70,950	—		70,950
Impairment on assets held for sale, net of insurance recoveries	116	—	—	—		116	—		116
Gain on sales of assets	(2,897)	—	—	—		(2,897)	—		(2,897)

Total operating expenses	189,478	35,884	293,804	18,006		537,172	—		537,172

Operating income	66,630	(35,884)	36,745	(18,006)		49,485	—		49,485
Interest expense	(3,258)	—	(14,546)	(23,954	) (c)	(41,758)	(5,492	) (g)	(47,250)
Amortization of deferred financing costs	(774)	—	—	(3,396	) (d)	(4,170)	—		(4,170)
Foreign exchange gain (loss)	(2,282)	(4,631)	(1,035)	—		(7,948)	—		(7,948)
Interest income	14,132	2,031	464	—		16,627	—		16,627
Other income (loss), net	(590)	(119)	(198)	—		(907)	—		(907)

Income before income taxes	73,858	(38,603)	21,430	(45,356)		11,329	(5,492)		5,837
Income tax expense	13,359	109	2,669	154	(e)	16,291	—	(h)	16,291

Income from continuing operations	60,499	(38,712)	18,761	(45,510)		(4,962)	(5,492)		(10,454)

Noncontrolling interest in loss of consolidated subsidiary	2,432	—	(6)	(276	) (f)	2,150	2,554	(i)	4,704

Net income	$62,931	$(38,712)	$18,755	$(45,786)		$(2,812)	$(2,938)		$(5,750)

Earnings per share:
Basic	$4.32					$(0.19)			$(0.39)

Diluted	$4.16					$(0.19)			$(0.39)

Average common shares outstanding:
Basic	14,558			—	(j)	14,558			14,558

Diluted	15,137			1,582	(j)	14,558			14,558

(1)	Basis of Presentation
     The unaudited pro forma combined financial information gives effect to the acquisitions by Trico Marine Services, Inc. and its subsidiaries (collectively “Trico” or “the Company”) of Active Subsea ASA (“Active Subsea”) on November 23, 2007, an approximate 52% interest in DeepOcean ASA (“DeepOcean”) on May 16, 2008, open market purchases of DeepOcean shares for an additional 2% interest during the period of May 17, 2008 through the commencement of the mandatory tender offer (the “tender offer”), a tender offer to acquire the remaining 46% interest in DeepOcean, which commenced on May 30, 2008, and the related financings of the acquisitions.
     The Company acquired Active Subsea for $247.6 million using available cash to fund the transaction. The Company acquired approximately 52% of DeepOcean for $370.3 million. In connection with this acquisition, Trico issued $300 million (approximately $287 million net of fees which were paid following the commencement of the tender offer) of 6.5% Senior Convertible Debentures (“convertible debentures’). To fund the transaction, the Company used its available cash, including borrowings under its existing revolving credit facilities and a portion of the proceeds from its convertible debentures, and the issuance common equity instruments to certain of DeepOcean’s shareholders (see further details in Note 3). Trico subsequently acquired an additional 5.75% interest in DeepOcean through the purchase of DeepOcean shares on the open market at 32 NOK per share in cash. The total cost of these open market purchases was $42.3 million and was funded using available cash. On May 30, 2008, Trico initiated a tender offer to acquire the remaining approximate 46% interest in DeepOcean with an estimated acquisition cost of approximately $300 million. On June 13, 2008, Trico Shipping entered into an agreement with DOF ASA to purchase approximately 32.6% of the outstanding shares of DeepOcean at a price of NOK 32 per share. As a result of these purchases, Trico Shipping has acquired or agreed to acquire approximately 90.35% of the outstanding shares of DeepOcean. The total acquisition cost for 100% of DeepOcean is expected to approximate $680-690 million. The Company intends to fund the costs of its tender offer and purchase of DeepOcean shares DOF through its available cash on hand, including the remaining $110.6 million of proceeds from the issuance of the convertible debentures, and additional borrowings under its existing lines of credit.
     The Pro Forma Statements and accompanying notes of Trico as of and for the three months ended March 31, 2008 and for the year ended December 31, 2007 , which have been prepared by the Company’s management, are derived from (a) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2007 included in its Annual Report on Form 10-K; (b) the unaudited consolidated financial statements of the Company as of and for the three months ended March 31, 2008 included in its related Quarterly Report on Form 10-Q; (c) the unaudited consolidated balance sheet and income statement of DeepOcean as of and for the three months ended at March 31, 2008 and DeepOcean’s audited consolidated income statement for the year ended December 31, 2007 included elsewhere in this Form 8-K/A; and (d) the unaudited statement of operations for Active Subsea for the nine-month period ended September 30, 2007 included in the Form 8-K/A dated February 5, 2008.
(2)	Unaudited Adjusted Historical Condensed Combined Balance Sheet of DeepOcean as of March 31, 2008 and Unaudited Adjusted Historical Condensed Combined Statement of Operations of DeepOcean for the three-month period ended March 31, 2008 and the year ended December 31, 2007
     The historical financial statements of DeepOcean as of and for the three-month period ended March 31, 2008 and the year ended December 31, 2007, prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board (“IASB”), are included elsewhere in this Current Report on Form 8-K/A. The adjusted historical DeepOcean column in the unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed combined statements of operations are derived from the balance sheet for DeepOcean as of March 31, 2008 and the statements of operations for the three-month period ended March 31, 2008 and the year ended December 31, 2007 prepared in accordance with IFRS as issued by the IASB included elsewhere in this Current Report on Form 8-K/A, adjusted for generally accepted accounting principles in the United States (“US GAAP”). These adjustments primarily relate to pension accounting due to the application of SFAS 158 and income taxes.
     The historical combined balance sheet of DeepOcean as of March 31, 2008 was translated into U.S. dollars at the exchange rate of 0.1964 U.S. dollars to one Norwegian Kroner (NOK). It should be noted that such translation should not be construed as a representation that the U.S. dollar amounts could have been or will be converted into NOKs at the rate indicated or at all. The historical combined balance sheet of DeepOcean is as follows:

As of March 31, 2008

ASSETS
Current Assets:
Cash and cash equivalents	NOK	126,666
Accounts receivable, net		453,454
Prepaid expenses and other current assets		309,902

Total current assets		890,022

Property and equipment:		1,975,725
Less accumulated depreciation		(534,413)

Net property and equipment		1,441,312

Goodwill		576,776
Other intangible assets		90,861
Other assets		48,266

Total assets	NOK	3,047,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Short-term and current maturties of debt	NOK	363,880
Accounts payable		190,387
Accrued expenses		176,825
Income tax payable		29,287

Total current liabilities		760,379

Long-term debt, including premium		1,051,979
Deferred income taxes		110,574

Total liabilities		1,922,932

Noncontrolling interest		29,552
Stockholders’ equity:
Common stock		44,074
Other stockholders’ equity		1,050,679

Total stockholders’ equity		1,094,753

Total liabilities and stockholder’s equity	NOK	3,047,237

     The historical combined statement of operations of DeepOcean for the three-month period ending March 31, 2008 was translated into U.S. dollars at the average exchange rate for the related period of 0.18798 U.S. dollars to one Norwegian Kroner (NOK). It should be noted that such translation should not be construed as a representation that the U.S. dollar amounts could have been or will be converted into NOKs at the rate indicated or at all. The historical combined statement of operations of DeepOcean is as follows:

for the three-month period ended March 31, 2008	Historical
Revenues	NOK	455,689

Direct vessel operating expenses and other		360,073
General and administrative		23,379
Depreciation and amortization expense		40,975

Total operating expenses		424,427

Operating income		31,262

Interest expense		(24,479)
Foreign exchange gain (loss)		2,470
Interest income		1,976
Other income (loss), net		(464)

Income before income taxes		10,765

Income tax expense		1,076

Net income	NOK	9,689

     The historical combined statement of operations of DeepOcean for the year ended December 31, 2007 was translated into U.S. dollars at the average exchange rate for the related period of 0.17056 U.S. dollars to one Norwegian Kroner (NOK). It should be noted that such translation should not be construed as a representation that the U.S. dollar amounts could have been or will be converted into NOKs at the rate indicated or at all. The historical combined statement of operations of DeepOcean is as follows:

for the year ended December 31, 2007	Historical
Revenues	NOK	1,938,074

Direct vessel operating expenses and other		945,935
General and administrative		588,282
Depreciation and amortization expense		188,909

Total operating expenses		1,723,126

Operating income		214,948

Interest expense		(85,288)
Interest income		2,721
Other income (loss), net		(7,229)

Income before income taxes		125,152

Income tax expense		14,605

Income before noncotrolling interest in income of consolidated subsidiary		110,547

Noncontrolling interest in income of consolidated subsidiary		(33)

Net income	NOK	110,514

(3) The Deep Ocean Acquisitions and Financing
     On May 16, 2008, Trico acquired or entered into agreements to acquire an aggregate of approximately 52% ownership interests in DeepOcean for $370.3 million. The acquisition was funded through a combination of available cash on hand and the issuance of additional debt and equity instruments. Prior to the close of the transaction, Trico issued $300 million of 6.5% convertible debentures, approximately $287 million net of fees and expenses which were paid subsequent to the commencement of the tender offer. In connection with the acquisition, Trico also issued common equity instruments valued at $55.5 million to certain of DeepOcean shareholders. The price of the equity instruments was based on a weighted Trico average common stock price of $35.14 per share representing the weighted average closing price of Trico’s stock for the three trading days immediately preceding the announcement of the DeepOcean acquisition. Subsequently, Trico purchased shares of DeepOcean for an additional 5.75% interest on the open market for $42.3 million during the period of May 17, 2008 through the commencement of the tender offer. On May 30, 2008, Trico initiated a tender offer to acquire the remaining approximate 46% interest in DeepOcean with an estimated acquisition cost of approximately $300 million. On June 13, 2008, Trico Shipping entered into an agreement with DOF ASA to purchase approximately 32.6% of the outstanding shares of DeepOcean at a price of NOK 32 per share. As a result of these purchases, Trico Shipping has acquired or agreed to acquire approximately 90.35% of the outstanding shares of DeepOcean.
     Set forth below are the estimated sources of funds pertaining to the acquisition of 54% interest in DeepOcean and the financings (amounts in millions).

Cash on hand	$25.4
Borrowing under existing credit facilities	100.7
Proceeds from convertible debentures	188.7
Issuance of 1,581,902 PSUs to certain of DeepOcean’s shareholders	55.5

Initial purchase on May 16, 2008	370.3
Open market purchases of DeepOcean shares	17.3

Total acquisition cost for 54% interest in DeepOcean	$387.6

     Trico entered into Phantom Stock Units agreements (the “PSUs”) with certain of DeepOcean’s shareholders as partial consideration for the acquisition of DeepOcean shares. The PSUs represent the right to receive 1,352,558 shares of Trico common stock, subject to certain limitations regarding foreign ownership of Trico common stock. The PSUs are exercisable beginning on the date that is 181 days after the expiration of the tender and ending on the fifth anniversary of such date. For additional information regarding the PSUs see Trico’s Current Report on Form 8-K dated May 14, 2008 and filed with Securities and Exchange Commission (“SEC”) on May 16, 2008.
     The convertible debentures are senior unsecured obligations and rank equal in right of payment with all of the Company’s existing and future senior unsecured indebtedness. Holders may convert their convertible debentures based on a conversion rate of 24.74023 shares of Trico’s common stock per $1,000 principal amount of convertible debentures (which is equal to an initial conversion price of approximately $40.42 per share), subject to adjustment.
     Holders may convert their debentures at their option prior to the close of business on the business day immediately preceding the maturity date. The convertible debentures are convertible into, at Trico’s election, cash, shares of Trico common stock or a combination of cash and shares of Trico common stock. Upon any conversion prior to May 15, 2013, Trico will pay the holder the present value of the remaining coupons owed on the principal amount of the debentures converted through and including May 15, 2013. The convertible debentures will bear interest at a rate of 6.50% per year payable semiannually in arrears on May 15 and November 15 of each year, beginning November 15, 2008. The debentures will mature on May 15, 2028, unless earlier converted, redeemed or repurchased. The covenants of the convertible debentures include limitations on liens and limitations on incurrence of debt. For additional information regarding the convertible debentures see Trico’s Current Report on Form 8-K dated May 14, 2008 and filed with SEC on May 16, 2008.
     In connection with the financing of the acquisition, Trico’s subsidiaries entered into a $200 million revolving credit facility on May 14, 2008 with various lenders. The credit facility is collateralized by vessel mortgages and other security documents. Interest is payable on the unpaid principal amount outstanding at a rate applicable to the currency in which the funds are borrowed (the Eurodollar rate designated by the British Bankers Association for U.S. dollar denominated loans, or Euro LIBOR, NOK LIBOR or Sterling LIBOR for loans denominated in Euro, NOK or Sterling, respectively) plus 2.25% (subject to adjustment based on consolidated leverage ratio). The leverage-based grid pricing for the interest rate ranges from 2.25% to 1.75%. The credit agreement matures on May 14, 2013. As of June 9, 2008, $65.0 million was drawn on the credit facility with a remaining availability of $135.0 million.
     The credit facility contains representation and affirmative and negative covenants, and other restrictions customary for senior secured revolving credit facilities, including certain limitations on liens, asset sales, the incurrence of debt, the payment of dividends, investments and acquisitions, on transactions with affiliates and limitations on certain business activities. For more information regarding this revolving credit facility see Trico’s Current Report on Form 8-K dated May 14, 2008 and filed with SEC on May 16, 2008
     On May 28, 2008, Trico entered into a credit facility agreement with Carnegie Investment Bank AB Norway Branch, as lender. The credit facility agreement provides for a NOK 260,000,000 short term credit facility (approximately $51.7 million at June 9, 2008) that Trico expects to use for general corporate purposes, and may use to partially finance the acquisition.
     On May 30, 2008, Trico initiated a mandatory tender offer to acquire the outstanding shares representing the approximate 46% remaining ownership interest of DeepOcean. The total acquisition cost for 100% of DeepOcean is expected to approximate $680-690 million. The Company intends to fund the costs of its tender offer through its available cash on hand and additional borrowings under its existing revolving lines of credit.
     Set forth below are the estimated sources of funds pertaining to the tender offer for the remaining 46% interest in DeepOcean (amounts in millions).

Cash on hand	$64.8
Borrowings under existing credit facilities	124.1
Remaing proceeds from convertible debentures	110.6

$299.5

     The DeepOcean acquisition has been accounted for using the purchase method of accounting in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations.” In determining fair value the Company utilized comparable market values for its tangible assets and cash flow models for its identified amortizable other intangible assets, including DeepOcean customer relationships and its backlog. The purchase price allocation is preliminary pending further analysis by management and the completion of the tender offer. Management expects to finalize the purchase price allocation within one year of the acquisition. Trico acquired DeepOcean to expand its presence in the subsea services market. Trico believes that the acquisition of DeepOcean will create one of the world's largest providers of integrated, “one-stop” subsea services. A preliminary allocation of the purchase price to reflect the estimated fair values of certain of DeepOcean’s assets and liabilities has been reflected in the unaudited pro forma financial information (amounts in millions).

	DeepOcean 54%	DeepOcean 46%
	Aquisition	Aquisition
Purchase price	$387.6	$299.5
Acquisition related costs	5.7	3.2

Total cost of acquisition	393.3	302.7

Estimated fair value of net assets acquired	160.1	136.3
Goodwill	233.2	166.4

	$393.3	$302.7
     The following table summarizes the fair value allocated to assets acquired and liabilities assumed through purchase accounting (amounts in millions).

Working capital	$(53.1)
Property and equipment	393.0
Goodwill and indefinite-lived intangible assets	399.6
Other assets	9.1
Other intangible assets	76.0
Long-term debt assumed	(132.5)
Other long-term liabilities assumed	(1.9)
Minority interest	5.8

$696.0

     The Unaudited Pro Forma Combined Balance Sheet as of March 31, 2008 reflects the following adjustments:
(a)	Cash proceeds from the issuance of the convertible debentures and borrowings under existing credit facilities less cash paid for acquisition (amounts in millions):

Issuance of $300 million of convertible debentures	$300.0
Borrowings under revolving credit facilities	100.7

400.7
Less cash payment for 54% of equity ownership of Deep Ocean	(332.1)

Total	$68.6

(b)	Reflects adjustment to expense deferred mobilization costs in accordance with Trico accounting policies.

(c)	Record step-up basis related to property and equipment based on management’s initial purchase price allocation partially offset by the reversal of approximately $12.1 million in capitalized mobilization and dry docking costs in accordance with Trico accounting policies.

(d)	Reflects adjustment to reverse depreciation expense related to the mobilization and dry docking costs referred to in (c) above.

(e)	Record goodwill and other indefinite-lived intangible assets based on management’s initial purchase price allocation.

(f)	Record the step-up basis related to definite-lived intangible assets based on management’s initial purchase price allocation.

(g)	Record deferred financing costs related to the issuance of the convertible debentures and the completion of a new credit facility agreement.

(h)	Reclass the NOK 298.8 million bonds ($56.2 million as of March 31, 2008) and $18 million credit facility from long term debt to current maturities of debt pursuant to change in control provisions. The holders of the bonds have the option to exercise a put option in the two months following a change in control and it requires DeepOcean to redeem to bonds immediately. The bonds have a scheduled maturity date of October 2009. The credit facility also includes a change in control provision which makes the outstanding borrowings payable upon request of the lender. Management plans if necessary to use its available cash and availability under its existing facilities to settle all the bonds should the holders elect exercise the put option and the credit facility. As of June 9, 2008, approximately NOK 98.6 million (approximately $19.4 million as of June 9, 2008) have been redeemed by the bond holders which is not reflected in the adjustment above.
(i)	Accrual of $16.3 million in costs related to the issuance of the convertible debentures and completion of a new credit facility, $5.7 million in acquisition related costs and $4.2 million in non-recurring advisory fees incurred by DeepOcean prior to the consummation of the initial acquisition by Trico.

(j)	Issuance of $300 million in convertible debentures and additional borrowings of $100.7 million under existing credit facilities less the reclass of $74.2 million of DeepOcean long-term debt to current maturities as discussed in (h) above.

(k)	Reflects adjustments to record deferred tax liabilities related to the expensing of mobilization and dry docking costs at a Norwegian statutory rate of 28%.

(l)	Minority interest related to the outstanding 46% interest of DeepOcean that will be acquired in the tender offer.

(m)	Reflects the following adjustments (in millions):

Eliminate the historical equity accounts of DeepOcean upon consolidation	$(8.7)
Issuance of 1,581,902 PSUs with a par value of $0.01at $35.06 per share	0.1

$(8.6)

(n)	Reflects the following adjustments (in millions):

Accrual of non-recurring advisory fees incurred by DeepOcean prior its acquisition	$(4.3)
Expense deferred mobilization and dry docking costs under Trico accounting policies, net of tax effect	(7.2)
Eliminate the historical equity accounts of DeepOcean upon consolidation	(213.5)
Issuance of 1,581,902 PSUs with a par value of $0.01 at $35.06 per share	55.5

$(169.5)

(o)	Cash proceeds from borrowings under existing credit facilities less cash paid for the tender offer (amounts in millions):

Borrowings under revolving credit facilities	$124.1
Cash payment for 46% of equity ownership of Deep Ocean	(299.5)

Total	$(175.4)

(p)	Accrual of acquisition related costs.

(q)	Additional borrowings under existing credit facilities.

(r)	Elimination of minority interest upon acquisition of remaining 46% of DeepOcean and consolidation as a wholly-owned subsidiary.
     The Unaudited Pro Forma Combined Statement of Operations for the three-month period ending March 31, 2008 and the year ended December 31, 2007 reflects the following adjustments:
(a)	Reflects adjustment to expense deferred mobilization costs and capitalized dry docking costs in accordance with Trico accounting policies.

(b)	Adjusts depreciation and amortization expense to reverse the related depreciation and amortization expense associated with the adjustment in (a) above and to reflect depreciation and amortization based on the fair value allocated to the acquired DeepOcean property and equipment and other intangible assets. Pro forma depreciation and amortization expense is calculated using the straight-line method over a fifteen-year period for property and equipment and over the lives of the identified intangible assets ranging from two to ten years.

(c)	Record interest expense on the convertible debentures and additional borrowings under existing credit facilities. The current interest rate of 4.425% on the credit facilities was used to calculate the interest adjustment. A variance of 0.125% in this interest rate would result in an increase or decrease to net income of $0.1 million for the three-month period ended March 31, 2008 and $0.3 million for the year ended December 31, 2007.

(d)	Record amortization of deferred financing costs associated with the issuance of the convertible debentures and the completion of a new credit facility agreement.

(e)	Record income tax benefit of $2.3 million and $9.6 million for the three-month period ended March 31, 2008 and year ended December 31, 2007, respectively, associated with the above interest and amortization expense pro forma adjustments at the statutory rate of 35% net of a full valuation allowance as management believes the U.S net deferred tax assets are not likely to be realized in future years. Also reflects an adjustment to record income tax benefit of $0.4 million and expense of $0.2 million for the three-month period ended March 31, 2008 and year ended December 31, 2007, respectively, associated with the reversal of depreciation and amortization expense discussed in (a) above at the Norwegian statutory rate of 28% associated with those assets which are not in the Norwegian Tonnage Regime.

(f)	Record noncontrolling interest in the net income of DeepOcean for the outstanding 46% interest of DeepOcean that will be acquired in the tender offer.

(g)	Record interest expense on the additional borrowings under existing credit facilities following successful completion of the tender offer.

(h)	Record income tax benefit of $0.5 million and $1.9 million for the three-month period ended March 31, 2008 and year ended December 31, 2007, respectively, associated with the above interest and amortization expense pro forma adjustments at the statutory rate of 35% net of a full valuation as management believes the U.S. net deferred tax assets are not likely to be realized in future years.

(i)	Eliminate the noncontrolling interest in the net income of DeepOcean following successful completion of the acquisition of the remaining 46% interest in DeepOcean and upon its consolidation as a wholly-owned subsidiary.

(j)	Reflects the incremental number of Trico common shares necessary to arrive at the 1,581,902 Trico PSUs issued in connection with the acquisition. The assumed conversion of the convertible debentures into approximately 7.4 million common shares was excluded from the calculation because they were anti-dilutive during the periods presented.
(4)	Adjustments to the Historical Financial Information of Active Subsea
     The historical combined statement of operations of Active Subsea for the period ending November 23, 2007 (acquisition date) was translated into U.S. dollars at the average exchange rate for the related period of 0.16690 U.S. dollars to one Norwegian Kroner (NOK). It should be noted that such translation should not be construed as a representation that the U.S. dollar amounts could have been or will be converted into NOKs at the rate indicated or at all. The historical combined statement of operations of Active Subsea is as follows:

For the period January 1, 2007
through November 23, 2007

Revenues	NOK	—
General and administrative		215,003 (a)

Total operating expenses		215,003

Operating loss		(215,003)

Foreign exchange loss		(27,747)
Interest income		12,169
Other income (loss), net		(713)

Loss before income taxes		(231,294)

Income tax expense		653

Net loss	NOK	(231,947)

(a)	The adjusted historical information of Active Subsea includes a charge of NOK 206.7 million ($34.5 million) of option and warrant costs recorded to general and administrative expense as required under FAS 123R and FAS 150 to mark to market the instruments at the time of closing of the acquisition.
     All Active Subsea options and warrants were settled upon consummation of the acquisition. Active Subsea, as a development stage enterprise, did not recognize any revenue nor record any depreciation and amortization expense in 2007.